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                                                  THE HONORABLE THOMAS T. GLOVER




                         UNITED STATES BANKRUPTCY COURT
                         WESTERN DISTRICT OF WASHINGTON
                                   AT SEATTLE


In Re:                                  )    Chapter 11
                                        )    Case No. 94-03993
JAY JACOBS, INC.,                       )
                                        )    BALLOT
                    Debtor.             )
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     The Debtor's First Amended Chapter 11 Plan of Reorganization (the "Plan")
referred to in this ballot can be confirmed by the Court and thereby made binding on you if it is accepted by the holders of two-thirds in amount and more than one-half in number of claims in each impaired class and the holders of two-thirds in amount of equity security interests in each impaired class voting on the Plan. In the event that the requisite acceptances are not obtained, the Court may nevertheless confirm the Plan if the Court finds that the Plan accords fair and equitable treatment to the class rejecting it and otherwise satisfies the requirements of Section 1129(b) of the Bankruptcy Code.

          TO HAVE YOUR VOTE COUNT, YOU MUST COMPLETE AND RETURN THIS BALLOT NO LATER THAN WEDNESDAY, NOVEMBER 8, 1995 TO THE FOLLOWING:

          MARK CHARLES PABEN, ESQ.
          BOGLE & GATES
          TWO UNION SQUARE
          601 UNION STREET
          SEATTLE, WA  98101-2346

CREDITORS AND SHAREHOLDERS SHOULD RETURN THEIR BALLOTS IN THE STAMPED, ADDRESSED ENVELOPE PROVIDED. PLEASE NOTE THAT THE BALLOT MUST BE RECEIVED BY BOGLE & GATES ON OR BEFORE WEDNESDAY, NOVEMBER 8, 1995. ACCORDINGLY, ADEQUATE TIME FOR MAILING SHOULD BE ALLOWED.

     ANY BALLOT WHICH IS SIGNED BUT DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN WILL BE DEEMED AN ACCEPTANCE OF THE PLAN. ANY BALLOT WHICH IS NOT SIGNED OR OTHERWISE EXECUTED WILL NOT BE COUNTED. IF A BALLOT IS DAMAGED OR LOST, OR IF YOU HAVE ANY QUESTIONS CONCERNING THE VOTING PROCEDURES, YOU MAY CALL LYNNE BROWN ELLIS OR MARK CHARLES PABEN, BOGLE & GATES P.L.L.C., TWO UNION SQUARE, 601 UNION STREET, SEATTLE, WA 98101, (206) 682-5151.


                                                         [BOGLE & GATES P.L.L.C.
                                                                  Stamp]

BALLOT - 1 of 2

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     The undersigned is the holder of a claim/interest in the following class
(classification of claims and interests is set forth in Article III of the Plan):

       [CHECK BOX(ES) AS APPROPRIATE AND COMPLETE CLAIM/STOCK INFORMATION]

               CLASS DESIGNATION                                    CLAIM AMOUNT

     [    ]  Class 1 (Priority Wage Claims)                        $____________

     [    ]  Class 2 (Secured Tax Claims)                          $____________

     [    ]  Class 3 (Unsecured Claims)                            $____________



               CLASS DESIGNATION                                NUMBER OF SHARES

     [    ]  Class 4 (Equity Security                              _____________
               Interests; Common Stock
               Holders)


     [CHECK ONE]

     [    ]    ACCEPTS the Plan proposed by the Debtor.

     [    ]    REJECTS the Plan proposed by the Debtor.



     Signed:             _____________________________________________
     Title:              _____________________________________________

     Print or Type
     Name of Creditor/
     Shareholder:        _____________________________________________
     Address:            _____________________________________________
                         _____________________________________________
                         _____________________________________________
                         _____________________________________________


                                                         [BOGLE & GATES P.L.L.C.
                                                                  Stamp]

BALLOT - 2 of 2